                                                                   Exhibit 12(a)
                                                                   ----------
                                                                   Page 1 of 3
                                                                   -----------


                            BANKAMERICA CORPORATION
                      Ratio of Earnings to Fixed Charges


                                                 Year Ended December 31
                                       -------------------------------------------
(dollar amounts in millions)            1994     1993     1992     1991     1990
                                       -------  -------  -------  -------  -------

Excluding Interest On Deposits

Fixed charges:
 Interest expense (other
   than interest on deposits)          $1,505   $1,215   $1,126   $  743   $  912
 Interest factor in rent expense          109      112       95       82       85
 Other                                      3        2        1        1        1
                                       ------   ------   ------   ------   ------
                                       $1,617   $1,329   $1,222   $  826   $  998
                                       ------   ------   ------   ------   ------
Earnings:
 Income from operations                $2,176   $1,954   $1,492   $1,124   $1,115
 Applicable income taxes                1,541    1,474    1,190      749      284
 Fixed charges                          1,617    1,329    1,222      826      998
 Other                                    (55)     (39)     (14)     (15)     (16)
                                       ------   ------   ------   ------   ------
                                       $5,279   $4,718   $3,890   $2,684   $2,381
                                       ------   ------   ------   ------   ------

Ratio of earnings to fixed charges,
 excluding interest on deposits          3.26     3.55     3.18     3.25     2.39

Including Interest On Deposits

Fixed charges:
 Interest expense                      $4,842   $4,186   $4,895   $5,388   $6,097
 Interest factor in rent expense          109      112       95       82       85
 Other                                      3        2        1        1        1
                                       ------   ------   ------   ------   ------
                                       $4,954   $4,300   $4,991   $5,471   $6,183
                                       ------   ------   ------   ------   ------

Earnings:
 Income from operations                $2,176   $1,954   $1,492   $1,124   $1,115
 Applicable income taxes                1,541    1,474    1,190      749      284
 Fixed charges                          4,954    4,300    4,991    5,471    6,183
 Other                                    (55)     (39)     (14)     (15)     (16)
                                       ------   ------   ------   ------   ------
                                       $8,616   $7,689   $7,659   $7,329   $7,566
                                       ------   ------   ------   ------   ------
Ratio of earnings to fixed charges,
 including interest on deposits          1.74     1.79     1.53     1.34     1.22

                                                                   Exhibit 12(a)
                                                                   ----------
                                                                   Page 2 of 3
                                                                   -----------

                            BANKAMERICA CORPORATION
       Ratio of Earnings to Fixed Charges and Preferred Stock Dividends


                                               Year Ended December 31
                                    -------------------------------------------
(dollar amounts in millions)         1994     1993     1992     1991     1990
                                    -------  -------  -------  -------  -------

Excluding Interest On Deposits

Fixed charges and preferred
 dividends
 Interest expense (other
   than interest on deposits)       $1,505   $1,215   $1,126   $  743   $  912
 Interest factor in rent expense       109      112       95       82       85
 Preferred dividend
  requirements/a/                      424      423      304      102       58
 Other                                   3        2        1        1        1
                                    ------   ------   ------   ------   ------
                                    $2,041   $1,752   $1,526   $  928   $1,056
                                    ------   ------   ------   ------   ------
Earnings:
 Income from operations             $2,176   $1,954   $1,492   $1,124   $1,115
 Applicable income taxes             1,541    1,474    1,190      749      284
 Fixed charges, excluding
  preferred dividend
  requirements                       1,617    1,329    1,222      826      998
 Other                                 (55)     (39)     (14)     (15)     (16)
                                    ------   ------   ------   ------   ------
                                    $5,279   $4,718   $3,890   $2,684   $2,381
                                    ------   ------   ------   ------   ------


Ratio of earnings to fixed
 charges, and preferred
 dividends, excluding
 interest on deposits                 2.59     2.69     2.55     2.89     2.25

Including Interest On Deposits

Fixed charges and preferred
 dividends
 Interest expense                   $4,842   $4,186   $4,895   $5,388   $6,097
 Interest factor in rent expense       109      112       95       82       85
 Preferred dividend requirement/a/     424      423      304      102       58
 Other                                   3        2        1        1        1
                                    ------   ------   ------   ------   ------
                                    $5,378   $4,723   $5,295   $5,573   $6,241
                                    ------   ------   ------   ------   ------


Earnings:
 Income from operations             $2,176   $1,954   $1,492   $1,124   $1,115
 Applicable income taxes             1,541    1,474    1,190      749      284
 Fixed charges, excluding
  preferred dividend
  requirements                       4,954    4,300    4,991    5,471    6,183
 Other                                 (55)     (39)     (14)     (15)     (16)
                                    ------   ------   ------   ------   ------
                                    $8,616   $7,689   $7,659   $7,329   $7,566
                                    ------   ------   ------   ------   ------

Ratio of earnings to fixed charges,
 and preferred dividends, including
 interest on deposits                 1.60     1.63     1.45     1.32     1.21


                      See notes on page 3 of this exhibit

                                                                   Exhibit 12(a)
                                                                   ----------
                                                                   Page 3 of 3
                                                                   -----------


                            BANKAMERICA CORPORATION
                                    Notes to
                     Ratio of Earnings to Fixed Charges and
                           Preferred Stock Dividends


/a/ Preferred stock dividend requirements represent pretax earnings necessary to cover preferred stock dividends declared during the years ended December 31, 1994, 1993, 1992, 1991, and 1990 of $248 million, $241 million, $169 million, $61 million, and $46 million, respectively.